Exhibit 10.4

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of August 31, 2018, by and among Inpixon, a Nevada corporation (“Inpixon”), Sysorex, Inc., a Nevada corporation (“Sysorex”), the Inpixon and Sysorex entities listed on Schedules A and B hereto (as appropriate, collectively with Inpixon, the “Inpixon Group” and each, an “Inpixon Entity” and collectively with Sysorex, the “Sysorex Group” and each, a “Sysorex Entity”). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in the Separation Agreement (as defined below).

RECITALS

WHEREAS, Inpixon and Sysorex have entered into that certain Separation and Distribution Agreement (the “Separation Agreement”), dated as of August 7, 2018, pursuant to which Inpixon will transfer its IT consulting and value added reseller business to Sysorex (the “Separation”) and distribute all of the outstanding common stock of Sysorex to Inpixon stockholders of record (including holders of Inpixon’s Series 4 Convertible Preferred Stock) and certain holders of Inpixon’s warrants as of the close of business on August 21, 2018 (the “Distribution” and with the Separation, the “Spin-off”); and

WHEREAS, in connection with the Spin-off and pursuant to Section 2.1 of the Separation Agreement, the Inpixon Group desires to assign to Sysorex the Sysorex Assets and Sysorex has agreed to assume the Sysorex Liabilities while the Sysorex Group desires to assign to Inpixon the Inpixon Assets.

NOW, THEREFORE, pursuant to the terms and conditions of the Separation Agreement and for the consideration set forth therein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Assignment and Assumption of Sysorex Assets and Liabilities. Subject to the terms and conditions of the Separation Agreement, each Inpixon Entity hereby assigns, conveys, and transfers to Sysorex all of such Inpixon Entity’s right, title and interest in and to the Sysorex Assets (the “Sysorex Assignment”). Sysorex hereby accepts the Sysorex Assignment and retains or assumes, as appropriate, the Sysorex Liabilities, in each case effective as of the Effective Time; provided, however, that following the Effective Time, each of Inpixon and Sysorex will be responsible for 50% of the Shared Liabilities included on Schedule 1.5 of the Separation Agreement.

2. Assignment and Assumption of Inpixon Assets and Liabilities. Subject to the terms and conditions of the Separation Agreement, each Sysorex Entity hereby assigns, conveys, and transfers to Inpixon all of such Sysorex Entity’s right, title and interest in and to the Inpixon Assets (the “Inpixon Assignment”). Inpixon hereby accepts the Inpixon Assignment and retains or assumes, as appropriate, the Inpixon Liabilities, in each case effective as of the Effective Time; provided, however, that following the Effective Time, each of Inpixon and Sysorex will be responsible for 50% of the Shared Liabilities included on Schedule 1.5 of the Separation Agreement.

3. Terms of the Separation Agreement. The terms of the Separation Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating the Sysorex Liabilities are incorporated herein by reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Separation Agreement shall not be superseded hereby, but shall remain in full force and effect to the extent provided therein. In the event of any conflict or inconsistency between the terms of the Separation Agreement and the terms hereof, the terms of the Separation Agreement shall govern.

4. Governing Law. This Agreement shall be governed by and construed in accordance with the Law of the State of Nevada, without regard to the choice of law or conflicts of law principles thereof. The parties expressly waive any right they may have, now or in the future, to demand or seek the application of a governing Law other than the Law of the State of Nevada.

5. Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of Inpixon and Sysorex. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

6. Counterparts. This Agreement may be executed in multiple original, facsimile or electronic counterparts (including via PDF), each of which shall be deemed an original, but all of which when taken together shall constitute one and the same agreement.

7. Further Assurances. Each party hereto shall execute and deliver, at the reasonable request of the other parties hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[Signatures on next page.]

2

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INPIXON

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer

SYSOREX, INC.

By:	/s/ Zaman Khan
Name:	Zaman Khan
Title:	President

INPIXON CANADA, INC.

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer

SYSOREX INDIA LTD.

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer

3

Schedule A

Inpixon Entities

Inpixon Canada, Inc., a Canadian corporation

Sysorex India, Ltd., a corporation formed under the laws of India

4

Schedule B

Sysorex, Inc. Entities

Sysorex Government Services, Inc., a Nevada corporation

5